Exhibit 99.1

GUARANTY BANCSHARES, INC. ANNOUNCES
PROPOSED GOING-PRIVATE TRANSACTION

MT. PLEASANT, TEXAS – June 7, 2005 – Guaranty Bancshares, Inc., Nasdaq: GNTY (the “Company”), announced today its Board of Directors has unanimously approved a plan to take the Company private, ending the Company’s obligation to file reports with the Securities and Exchange Commission (the “SEC”).  Under the plan, shareholders owning fewer than 600 shares of Company common stock will receive a cash payment equal to $24.00 per share.  Shares held by shareholders owning 600 shares or more of Company common stock (including, for purposes of the plan, any combination of shares held in an IRA account) will remain outstanding and be unaffected by the plan.

Based on the Company’s current shareholder census, management expects the plan will reduce the Company’s number of record shareholders to fewer than 300, thereby enabling the Company to cease filing periodic reports, proxy statements and other reports under the Securities Exchange Act of 1934.  Management estimates that the cessation of these reporting obligations will result in significant cost savings following completion of the plan.  The Company intends to continue to have its financial statements audited and expects to make quarterly and annual financial information publicly available.

The Board of Directors has received the opinion of its financial advisor, Hoefer & Arnett, Incorporated, that the cash consideration of $24.00 per share to be paid in the proposed transaction is fair, from a financial point of view, to the Company’s shareholders.

Art Scharlach, Jr., Chairman of the Board and CEO stated, “We are pleased with the cash price that gives shareholders a premium over the Company’s recent trading price.  Also, it is important to note that there will be no changes in any of the officers, directors, or employees, or in the operations of the Company or its subsidiary, Guaranty Bond Bank, as a result of the transaction.  The additional cost of being a publicly traded company is not justified and represents a significant expense that decreases earnings per share.  Our long-term plan is to remain an independent community bank and this transaction will help continue that strategy.”

The proposed transaction is subject to various conditions, including the approval by the holders of a majority of the issued and outstanding common stock of the Company.  Shareholders will be asked to approve the transaction at a special called meeting following the distribution of a definitive proxy statement, currently expected to be held in the third quarter of 2005.

Ty Abston, President of the Company said, “As the Company’s management and Board of Directors examined the relative advantages and disadvantages of our status as a publicly traded company, it became evident that in view of the our low trading volume and additional compliance costs associated with remaining publicly traded, this plan would allow the Company to operate more efficiently.”

Exhibit 99.1

Guaranty Bancshares, Inc. is a bank holding company headquartered in Mt. Pleasant, Texas.  The Company derives substantially all of its revenue and income from the operation of its bank subsidiary, Guaranty Bond Bank, one of the oldest and largest community banks in Northeast Texas.  The Company currently serves eight Northeast Texas counties with eleven locations and Pecos County in West Texas with one location in Fort Stockton.  The Company creates financial relationships featuring a full array of financial services, from traditional banking products to investments.

To learn more about Guaranty Bancshares, Inc., please visit the investor relations section of our website at www.gnty.com.

The Company intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction described above and will file a definitive proxy statement upon completion of the SEC review.  The definitive proxy statement will be sent to the shareholders of the Company seeking their approval of the plan.Copies of the definitive proxy statement, when it becomes available, may be obtained at www.sec.gov.  Free copies of the definitive proxy statement and other documents filed by the Company with the SEC may also be obtained by directing a written request to: Guaranty Bancshares, Inc., 100 W. Arkansas, Mt. Pleasant, Texas 75455, Attn: Investor Relations.

This release, other written materials, and statements management may make, may contain certain forward-looking statements regarding the Company’s prospective performance and strategies.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements are based on certain assumptions and describe future plans, strategies, and expectations of the Company.  The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.  The following factors, among others, could cause the effects and implementation of the plan to differ materially from the expectations stated in this release: the ability of the Company to obtain the required shareholder approval; the ability to consummate the plan; the ability to fully realize the expected cost savings as a result of the plan; a change in general business and economic conditions; changes in accounting principles, policies or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing, and services.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.